UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2010

PERRIGO COMPANY

(Exact Name of Registrant as Specified in Charter)

MICHIGAN	0-19725	38-2799573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan	49010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

2010 Credit Agreement

See description in Item 2.03 below.

Amendment to 2008 Credit Agreement

On October 8, 2010, in connection with the execution of the 2010 Credit Agreement (defined below), Perrigo Company and certain of its subsidiaries (collectively, “Perrigo”) entered into a First Amendment (the “First Amendment”) to the Term Loan Agreement, dated as of April 22, 2008, with JPMorgan Chase Bank, N.A., as Administrative Agent; RBS Citizens, N.A., as Syndication Agent; and the lenders party thereto (the “Term Loan Agreement”). The First Amendment conforms certain covenants in the Term Loan Agreement to the covenants contained in the 2010 Credit Agreement and makes certain other conforming changes. The First Amendment is filed as Exhibit 10.1 hereto, and the foregoing description is qualified in its entirety by reference thereto.

ITEM 1.02.	Termination of a Material Definitive Agreement.

On October 8, 2010, in connection with the execution of the 2010 Credit Agreement (defined below), Perrigo, JPMorgan Chase Bank, N.A. and the lender parties to the Credit Agreement, dated as of March 16, 2005, among Perrigo, JPMorgan Chase Bank, N.A., as Administrative Agent, Syndication Agent and Documentation Agent and the lender parties listed therein (the “2005 Credit Agreement”), terminated the 2005 Credit Agreement.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Perrigo entered into a Credit Agreement, dated as of October 8, 2010, with JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents; HSBC Bank USA, National Association, Fifth Third Bank and Bank Leumi USA, as Documentation Agents; and seven other participant banks (the “2010 Credit Agreement”). Under the terms of the 2010 Credit Agreement, the initial revolving loan commitment is $350,000,000 and the initial term loan commitment is $150,000,000, each subject to increase or decrease as specified in the 2010 Credit Agreement. Revolving loans may be made in U.S. dollars or equivalent amounts denominated in foreign currencies, and the term loan is in U.S. dollars. The loans bear interest, at the election of Perrigo, at either the Annual Base Rate plus the Applicable Margin or the Adjusted LIBO Rate plus the Applicable Margin, as specified and defined in the 2010 Credit Agreement. The Applicable Margin is based on Perrigo’s Leverage Ratio from time to time, as defined in the 2010 Credit Agreement. The obligations under the 2010 Credit Agreement are guaranteed by certain subsidiaries of Perrigo and, in some instances, the obligation may be secured by a pledge of 65% of the equity interests of certain foreign subsidiaries. The maturity date of the term loan and the final maturity date of any revolving loan is October 8, 2015. Upon the occurrence of certain specified events of default, the principal amount of the term loan and any revolving loans then outstanding may be declared due and payable, together with accrued interest. The 2010 Credit Agreement contains affirmative and negative covenants that Perrigo believes are normal and customary for transactions of this type.

Perrigo intends to use the proceeds from the term loan and any revolving loans for general corporate purposes, including repayment of certain other debts outstanding at the time such loans are made, such as the $100,000,000 term loan made pursuant to the 2005 Credit Agreement. The 2010 Credit Agreement is filed as Exhibit 10.2 hereto, and the foregoing description is qualified in its entirety by reference thereto.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment, dated as of October 8, 2010, to Term Loan Agreement, dated as of April 22, 2008, among Perrigo Company, JPMorgan Chase Bank, N.A., as Administrative Agent; RBS Citizens, N.A., as Syndication Agent; and the lender parties therein listed.

10.2	Credit Agreement, dated as of October 8, 2010, among Perrigo Company and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents; HSBC Bank USA, National Association, Fifth Third Bank and Bank Leumi USA, as Documentation Agents; and the lender parties therein listed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

Date: October 14, 2010

	By:	/s/ Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

10.1	First Amendment, dated as of October 8, 2010, to Term Loan Agreement, dated as of April 22, 2008, among Perrigo Company, JPMorgan Chase Bank, N.A., as Administrative Agent; RBS Citizens, N.A., as Syndication Agent; and the lender parties therein listed.

10.2	Credit Agreement, dated as of October 8, 2010, among Perrigo Company and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents; HSBC Bank USA, National Association, Fifth Third Bank and Bank Leumi USA, as Documentation Agents; and the lender parties therein listed.

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